UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2015

GROGENESIS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-168337	42-1771870
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Highway 79 North

Springville, TN  38256

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (855) 691-4764

(Former name or former address, if changed since last report):  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Officers

On September 17, 2015, Alan Hughes resigned as the Chief Operating Officer and Director of GroGenesis, Inc., a Nevada corporation (the “Company”).  The resignation was not as a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

On September 18, 2015, Joseph Fewer resigned as the Chief Executive Officer, President, Chief Financial Officer and as a Director of the Company.  The resignation was not as a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Director and Officers

On September 18, 2015, Richard D. Kamolvathin, age 47, was appointed as Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and Director of the Company.  Mr. Kamolvathin will serve as the sole director of the Company.

On September 18, 2015, Tyler Mackay, age 43, was appointed as Chief Operating Officer of the Company.

There is no arrangement or understanding pursuant to which Mr. Kamolvathin was appointed as Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director of the Company and to which Mr. Mackay was appointed Chief Operating Officer of the Company.  Neither Mr. Kamolvathin nor Mr. Mackay have family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.  It is contemplated that Mr. Kamolvathin may serve on certain committees of the Board of Directors, but no such committee appointments have been made at this time.

Professional History of Mr. Kamolvathin

Mr. Kamolvathin, age 47, previously served extensively and ultimately as Chairman of the Board of Verity Corp. a publicly-traded Organic and Non-GMO sustainable agriculture company.  In this capacity he also served the company as CEO from November 2013 until August 2014, after a term as President from October 2013 and previously as Executive Vice President of Verity Farms LLC, a wholly owned subsidiary of Verity Corp., since February 2011.  From June 2006 through January 2011, Mr. Kamolvathin was a sustainable agriculture field advisor for the Rice Bank Foundation, United Nations (Thailand).  Prior to 2006, Mr. Kamolvathin worked in the financial services industry.

Mr. Kamolvathin is a resident of Sioux Falls, South Dakota, a Regents Private Advisory Board Chair of Vistage International and an advisor to various public and private companies.  In this role he facilitated C-level private board advisory to companies regarding leadership, business strategy formation, new business development, customer growth/retention, and profit generation.  He was educated at Western University New York where he earned a Master of Science degree in Applied Mathematics and Theoretical Physics, and a Bachelor of Science in Mathematics from New York Business School (Honors).  Mr. Kamolvathin also holds a number of physics-based U.S. patents.

Professional History of Mr. Mackay

Mr. Mackay, age 43, is a business professional, analyst and project manager with extensive purchasing, contract negotiation, human resource and project implementation experience.  Since early 2014 he has actively engaged in the development of GroGenesis, Inc., most recently in the role of VP of Business Development.  Previously, his career included an extensive term serving the Insurance Corporation of British Columbia in a variety of senior management roles in Planning and Operations, Purchasing and Logistics.  Mr. Mackay brings to GroGenesis a proven record of exceeding performance objectives under demanding conditions.  He received professional accreditation at the Sauder School of Business, University of British Columbia (UBC), with additional accreditation at Simon Fraser University, along with a number of industry certifications in purchasing management, procurement methodology, human resources, and strategic supply management.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2015

GROGENESIS,INC.

By:	/s/ Richard D. Kamolvathin
Name: Richard D. Kamolvathin
Title: Chief Executive Officer

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